POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) the Chief Financial Officer of Wayfair Inc., a Delaware corporation (the "Company"), who is currently Michael Fleisher, and (ii) the Company's General Counsel, who is currently Enrique Colbert, and each of them singly, the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, to:

(1) prepare, execute for and on behalf of the undersigned, and file with the U.S. Securities and Exchange Commission (the "SEC"), a Form ID (including any amendments thereto) and any other documents necessary or desirable to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act");

(2) prepare, execute for and on behalf of the undersigned, and file with the SEC, in the undersigned's capacity as an officer and/or director and/or stockholder of the Company, Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare and execute such Form ID and/or Form 3, 4, or 5 (including any amendments thereto), and timely file such form(s) with the SEC and any stock exchange or similar authority; and

(4)   take  any  other  action  of  any  type  whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and all acts and things necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of preparing, executing or filing Form ID and/or Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein and the authority of any attorneys-in-fact named in any such previous power of attorney is hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date below.

                                       /s/ Robert James Gamgort
                                       -----------------------------------------
                                                       (Signature)
                                       Name:  Robert James Gamgort
                                       Date: 2/4/15